MTBC Reports Second Quarter 2018 Results and Provides Guidance

Company Reports Strong Revenue Growth and Record Profitability

Second Quarter 2018 Financial Results:

●	Revenue of $8.7 million, 12% growth over Q2 2017

●	Record GAAP net income of $195,000, an increase of $1.9 million from Q2 2017

●	Non-GAAP adjusted net income of $1.3 million, a $1.4 million increase from Q2 2017

●	Record adjusted EBITDA of $1.6 million, a $1.1 million increase from Q2 2017

Guidance:

●	2H 2018 revenue of $32 - 33 million, nearly double 1H 2018

SOMERSET, N.J., August 8, 2018 (GLOBE NEWSWIRE) — MTBC (the “Company” or “MTBC”) (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the second quarter of 2018 and provided guidance. The Company’s management will conduct a conference call later today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance after completing the largest acquisition in its history.

Stephen Snyder, CEO said, “We’re pleased to report another quarter of strong revenue growth and profitability. Both GAAP net income and adjusted EBITDA achieved record levels this quarter. We have dramatically reduced costs since our last major acquisition in fourth quarter 2016, are generating positive cash flow, and have again proven our ability to successfully integrate acquired businesses in a way that is accretive to our shareholders. Our Orion acquisition, which closed on July 1, 2018, has positioned us to further accelerate our growth, while expanding our margins.”

Stephen Snyder continued, “As we look ahead to the second half of 2018, we expect our revenue to nearly double as compared to the first half of 2018. We also expect to approximately double full year adjusted EBITDA for 2018 as compared to 2017, in spite of Orion-related acquisition ramp-up costs.”

Three Month Financial Results

Revenues for second quarter 2018 were $8.7 million, an increase of 12% compared to $7.8 million in the same period last year. Revenue increased $376,000 or 5% compared to Q1 2018.

The second quarter 2018 GAAP net income was $195,000, or 2.2% of revenue, an increase of $120,000 compared to a net income of $75,000 in first quarter 2018 and an improvement of $1.9 million from the net loss of $1.7 million in second quarter 2017.

“The $1.9 million improvement in our GAAP net loss from the second quarter of 2017 was a result of significant cost savings since we acquired MediGain,” said Bill Korn, MTBC Chief Financial Officer. “While second quarter revenue increased by $898,000 from the prior year, total operating expenses decreased by $557,000.”

The GAAP net loss for second quarter 2018 was $0.09 per share, calculated using the net loss attributable to common shareholders divided by the weighted average number of common shares outstanding. Net loss attributable to common shareholders takes into account the value of preferred stock dividends declared during the quarter.

Non-GAAP adjusted net income for second quarter 2018 was $1.3 million, an increase of $1.4 million compared to adjusted net income of ($77,000) in the same period last year and an increase of $613,000 compared to first quarter 2018. Non-GAAP adjusted net income was $0.11 per share, calculated using the end-of-period common shares outstanding.

Non-GAAP adjusted net income excludes significant non-cash expenses and integration and transaction costs, such as $337,000 of amortization of purchased intangible assets, $409,000 of stock-based compensation expense, as well as $472,000 of integration and transaction costs associated with acquisitions.

The second quarter 2018 GAAP operating income was $72,000, or 1% of revenue, which represents an improvement of $1.5 million from the $1.4 million GAAP operating loss in second quarter 2017.

Non-GAAP adjusted operating income was $1.3 million, or 15% of revenue. “Second quarter 2018 adjusted operating income represents an improvement of $562,000 from the $739,000 adjusted operating income in our prior quarter and a $1.2 million improvement from second quarter 2017,” said Bill Korn. “Achieving 15% non-GAAP adjusted operating income is an important milestone, especially for a company of MTBC’s size. Cash flow from operations for the quarter was also $1.3 million. Management looks closely at non-GAAP metrics such as adjusted operating income which we believe are closer to reflecting our operating cash flow.”

Adjusted EBITDA for second quarter 2018 was $1.6 million, or 18% of revenue, compared to adjusted EBITDA of $468,000, or 6% of revenue, in the same period last year. “The second quarter 2018 adjusted EBITDA represents 233% growth on an annual basis, as well as 60% growth or an improvement of $583,000 from the $974,000 adjusted EBITDA in our prior quarter, reflecting the significant cost savings we have achieved,” continued Bill Korn. “Second quarter represents the highest adjusted EBITDA MTBC has ever achieved. The higher scale we achieved from the MediGain acquisition has allowed us to spread our fixed expenses over a larger revenue base and generate larger adjusted EBITDA than we ever have before. We expect that the Orion acquisition will have a similar effect in the future.”

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“The difference of $1.4 million between adjusted EBITDA and the GAAP net income in the second quarter of 2018 reflects $560,000 of non-cash amortization and depreciation expense, $472,000 of integration and transaction costs related to acquisitions, $409,000 of stock-based compensation, $44,000 of net interest expense, an $11,000 increase in our contingent consideration liability, and $51,000 of provision for taxes, offset by a $185,000 foreign exchange gain,” says Bill Korn.

Six Month Financial Results

Revenues for the first half of 2018 were $17.0 million, an increase of 6% compared to $16.0 million in the same period last year.

The first half of 2018 GAAP net income was $270,000 compared to a GAAP net loss of $4.4 million in the same period last year. 2018 GAAP net income includes non-cash amortization and depreciation expense of $1.2 million, which was $1.8 million less than during 2017, as well as $985,000 of additional revenue and a reduction of $603,000 of direct operating costs.

Non-GAAP adjusted net income for the first half of 2018 was $1.9 million, an increase of $2.9 million compared to the adjusted net income of ($930,000) in the same period last year. Non-GAAP adjusted net income was or $0.17 per share, calculated using the end-of-period common shares outstanding.

Adjusted EBITDA for the first half of 2018 was $2.5 million, or 14.9% of revenue, compared to adjusted EBITDA of $154,000, or 1.0% of revenue, in the same period last year.

Cash flow from operations was $2.0 million for the six months, an improvement of $2.7 million over the six months of last year.

Cash Balance

As of June 30, 2018, the Company had $11.7 million in cash and a working capital surplus of approximately $14.2 million. The Company has a $5 million secured revolving credit facility with Silicon Valley Bank (“SVB”), where borrowings are based on 200% of repeatable revenue adjusted by an annualized attrition rate as defined in the agreement. The SVB line can be used for future growth initiatives, including acquisitions with SVB’s approval.

According to Bill Korn, “Raising additional capital through a sale of additional shares of our non-convertible Series A Preferred Stock in early April positioned us to take advantage of a compelling opportunity for consolidation in the market. Having capital available was a key factor enabling MTBC to purchase key businesses from Orion Healthcorp, Inc. and 13 of its affiliates for an attractive price of $12.6 million.”

The Orion acquisition will further expand our client base, team, and service offerings. Orion brings us 150 hospitals and independent healthcare practices as clients. As of July 1, more than 300 additional U.S.-based employees, with offices in 10 states, are now part of the MTBC team. We purchased three lines of business from Orion, in an all-cash transaction.

“Orion gives MTBC the opportunity to expand our business in two new directions,” said A. Hadi Chaudhry, President. He continued, “In addition to growing our revenue cycle management business, we are now in the practice management business. We now manage three pediatric practices in Ohio and Illinois, through multi-decade management services agreements. We employ nurses, medical assistants, receptionists, practice managers and other practice personnel in five locations. We also now manage a group purchasing organization, enabling thousands of physicians to purchase vaccines from leading pharmaceutical companies at discounted rates.”

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Guidance

“The Orion transaction will help us significantly scale our business, enabling us to grow revenues without a corresponding increase in overhead, while expanding margins and investing in the people and technology that enable us to provide world class service,” said Bill Korn. “We expect that Orion will nearly double MTBC’s revenue during the second half of 2018. You can expect our second half revenue to be in the range of $32 to $33 million, close to double our revenue for the first half of 2018.”

Bill Korn continued, “As with past acquisitions, for the revenue cycle management portion of Orion’s business, we will be leveraging our experienced U.S.-based and offshore team members, to enable us to reduce dependence on third-party contractors. We will be moving to smaller, less expensive facilities, since we did not assume most of Orion’s leases. We will begin utilizing our technology to improve service for clients. These will all improve profitability, but will take several quarters before the full impact occurs.”

“However, Orion’s practice management business and group purchasing organization are already profitable, so we expect that the profits from these new businesses will offset any temporary operating losses in the revenue cycle management business while waiting for cost savings to have an impact. Hence, you can expect our full year adjusted EBITDA to be between $4.0 and $5.0 million.”

“Please note that like our previous acquisitions, from an accounting perspective, a large portion of the value will be attributed to intangible assets, which we will amortize over the next few years. This means that our non-cash amortization expense will increase. This is excluded from adjusted EBITDA, but the positive GAAP net income we showed this quarter will be reduced to a net loss for the next few quarters. This does not impact our cash flow. However, as we reduce costs and spread our fixed overhead across larger revenue, you can expect our adjusted EBITDA will continue to grow in 2019, and that our GAAP net income will return positive.”

Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the second quarter 2018 results. The live webcast of the conference call can be accessed under Events & Presentations at ir.mtbc.com or by dialing 412-317-5131 and referencing “MTBC Second Quarter 2018 Earnings Call.”

A replay of the conference call will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-0088 and providing access code 10122104.

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About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on LinkedIn, Twitter, LinkedIn and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

We cannot provide any assurances that the transaction described in this press release will be consummated, or that if consummated, it will be consummated on the terms as described in this press release.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective operations in Pakistan and Sri Lanka, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$11,722,619	$4,362,232
Accounts receivable - net of allowance for doubtful accounts of $192,000 and $185,000 at June 30, 2018 and December 31, 2017, respectively	3,437,850	3,879,463
Contract asset	1,669,323	-
Current assets - related party	25,203	25,203
Prepaid expenses and other current assets	1,730,621	662,822
Total current assets	18,585,616	8,929,720
Property and equipment - net	1,388,173	1,385,743
Intangible assets - net	1,702,240	2,509,544
Goodwill	12,263,943	12,263,943
Other assets	424,725	436,713
TOTAL ASSETS	$34,364,697	$25,525,663
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$590,266	$991,859
Accrued compensation	1,033,945	1,137,351
Accrued expenses	922,244	616,778
Deferred rent (current portion)	88,697	81,826
Deferred revenue (current portion)	27,675	62,104
Accrued liability to related party	10,663	10,675
Notes payable - other (current portion)	81,295	168,718
Contingent consideration (current portion)	563,466	505,557
Dividend payable	1,056,217	747,147
Total current liabilities	4,374,468	4,322,015
Notes payable - other	140,613	120,899
Deferred rent	255,468	333,788
Deferred revenue	28,212	28,615
Contingent consideration	-	97,854
Deferred tax liability	450,072	372,072
Total liabilities	5,248,833	5,275,243
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.001 per share - authorized 2,000,000 shares; issued and outstanding 1,536,289 and 1,086,739 shares at June 30, 2018 and December 31, 2017, respectively	1,536	1,087
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 12,405,973 and 12,271,390 shares at June 30, 2018 and December 31, 2017, respectively; outstanding, 11,665,174 and 11,530,591 shares at June 30, 2018 and December 31, 2017, respectively	12,406	12,272
Additional paid-in capital	52,710,345	45,129,517
Accumulated deficit	(21,794,949)	(23,509,386)
Accumulated other comprehensive loss	(1,151,474)	(721,070)
Less: 740,799 common shares held in treasury, at cost at June 30, 2018 and December 31, 2017	(662,000)	(662,000)
Total shareholders’ equity	29,115,864	20,250,420
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$34,364,697	$25,525,663

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
NET REVENUE	$8,682,937	$7,784,750	$16,990,262	$16,004,824
OPERATING EXPENSES:
Direct operating costs	4,333,573	4,197,824	8,817,628	9,420,560
Selling and marketing	403,057	268,958	708,071	624,469
General and administrative	3,054,205	2,771,811	5,654,939	5,758,474
Research and development	248,921	313,400	504,800	594,249
Change in contingent consideration	11,030	162,611	42,780	151,423
Depreciation and amortization	559,696	1,453,145	1,150,467	2,972,690
Restructuring charges	-	-	-	275,628
Total operating expenses	8,610,482	9,167,749	16,878,685	19,797,493
OPERATING INCOME (LOSS)	72,455	(1,382,999)	111,577	(3,792,669)
OTHER:
Interest income	29,939	4,731	35,224	8,152
Interest expense	(74,167)	(285,144)	(148,248)	(564,569)
Other income - net	218,589	36,839	369,963	74,870
INCOME (LOSS) BEFORE INCOME TAXES	246,816	(1,626,573)	368,516	(4,274,216)
Income tax provision	51,536	67,030	98,200	127,332
NET INCOME (LOSS)	$195,280	$(1,693,603)	$270,316	$(4,401,548)

Preferred stock dividend	1,248,717	427,875	2,024,049	630,454
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,053,437)	$(2,121,478)	$(1,753,733)	$(5,032,002)
Loss per common share:
Basic and diluted loss per share	$(0.09)	$(0.20)	$(0.15)	$(0.48)
Weighted-average basic and diluted shares outstanding	11,665,174	10,833,075	11,641,190	10,504,417

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$270,316	$(4,401,548)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,150,467	2,972,690
Amortization of sales commissions	26,472	-
Deferred rent	(36,022)	(22,013)
Deferred revenue	(34,832)	659
Provision for doubtful accounts	112,406	320,616
Provision for deferred income taxes	78,000	110,000
Foreign exchange gain	(332,100)	(2,835)
Interest accretion	95,604	134,870
Non-cash restructuring charges	-	17,001
Stock-based compensation expense	537,402	208,035
Change in contingent consideration	42,780	151,423
Changes in operating assets and liabilities:
Accounts receivable	329,207	530,913
Other assets	(91,643)	30,449
Accounts payable and other liabilities	(180,452)	(739,145)
Net cash provided by (used in) operating activities	1,967,605	(688,885)
INVESTING ACTIVITIES:
Capital expenditures	(376,430)	(345,215)
Cash deposit paid for acquisition	(1,000,000)	-
Net cash used in investing activities	(1,376,430)	(345,215)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of placement costs	-	2,000,000
Proceeds from issuance of preferred stock, net of placement costs	9,415,000	6,536,217
Preferred stock dividends paid	(1,714,979)	(410,827)
Settlement of tax withholding obligations on stock issued to employees	(213,675)	(195,912)
Repayments of notes payable	(139,485)	(4,287,506)
Proceeds from line of credit	-	400,000
Repayments of line of credit	-	(400,000)
Contingent consideration payments	(82,725)	(33,114)
Other financing activities	(60,090)	(217,448)
Net cash provided by financing activities	7,204,046	3,391,410
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(434,834)	(23,704)
NET INCREASE IN CASH	7,360,387	2,333,606
CASH - Beginning of the period	4,362,232	3,476,880
CASH - End of period	$11,722,619	$5,810,486
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$75,372	$30,746
Dividends declared, not paid	$1,056,217	$422,206
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$29,673	$7,263
Interest	$20,221	$254,414

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RECONCILIATION OF CHANGES IN REVENUE STANDARD

(UNAUDITED)

The following table provides a bridge between the Statement of Operations as presented under the new revenue recognition standard required for the six months ended June 30, 2018 to the results recorded under the previous revenue recognition standard used for the six months ended June 30, 2017. Total revenue as presented for the six months ended June 30, 2018 varies from revenue that would have been reported under the previous revenue recognition standard for the same period, as the new standard changes the timing and recognition pattern for the majority of our revenue, as well as for a portion of our sales commission expense. The change for each item in our Statement of Operations is calculated as if the six months ended June 30, 2018 were reported under the previous revenue recognition standard for the same period, to separate the impact of the change in the revenue recognition standard from the results of operations.

	Six Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
			($ in thousands)
Revenue	$16,990	$327	$16,664	$16,005	$659	4%
OPERATING EXPENSES:
Direct operating costs	8,818	-	8,818	9,421	(603)	(6%)
Selling and marketing	708	(11)	719	624	95	15%
General and administrative	5,655	-	5,655	5,758	(104)	(2%)
Research and development	505	-	505	594	(89)	(15%)
Change in contingent consideration	43	-	43	151	(109)	(72%)
Depreciation and amortization	1,151	-	1,151	2,972	(1,822)	(61%)
Restructuring charges	-	-	-	276	(276)	(100%)
Total operating expenses	16,879	(11)	16,890	19,797	(2,907)	(15%)
OPERATING INCOME (LOSS)	112	338	(226)	(3,793)	3,567	(94%)
OTHER:
Net interest expense	(113)	-	(113)	(556)	443	(80%)
Other income - net	370	-	370	75	295	394%
INCOME (LOSS) BEFORE INCOME TAXES	369	338	31	(4,274)	4,305	(101%)

Income tax provision	98	-	98	127	(29)	(23%)
NET INCOME (LOSS)	$270	$338	$(68)	$(4,402)	$4,334	(98%)

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net income (loss).

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	($ in thousands)
Net revenue	$8,683	$7,785	$16,990	$16,005

GAAP net income (loss)	$195	$(1,694)	$270	$(4,402)

Provision for income taxes	51	67	98	127
Net interest expense	44	280	113	556
Foreign exchange / other expense	(185)	28	(332)	(10)
Stock-based compensation expense	409	79	537	208
Depreciation and amortization	560	1,453	1,151	2,973
Integration, transaction and restructuring costs	472	92	651	551
Change in contingent consideration	11	163	43	151
Adjusted EBITDA	$1,557	$468	$2,531	$154

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating income (loss) and GAAP operating margin.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	($ in thousands)
Net revenue	$8,683	$7,785	$16,990	$16,005

GAAP net income (loss)	$195	$(1,694)	$270	$(4,402)
Provision for income taxes	51	67	98	127
Net interest expense	44	280	113	556
Other income - net	(218)	(37)	(370)	(75)
GAAP operating income (loss)	72	(1,384)	111	(3,794)
GAAP operating margin	0.8%	(17.8%)	0.7%	(23.7%)

Stock-based compensation expense	409	79	537	208
Amortization of purchased intangible assets	337	1,199	698	2,462
Integration, transaction and restructuring costs	472	92	651	551
Change in contingent consideration	11	163	43	151
Non-GAAP adjusted operating income	$1,301	$149	$2,040	$(422)
Non-GAAP adjusted operating margin	15.0%	1.9%	12.0%	(2.6%)

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net income (loss) and GAAP net loss per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	($ in thousands)
GAAP net income (loss)	$195	$(1,694)	$270	$(4,402)

Foreign exchange / other expense	(185)	28	(332)	(10)
Stock-based compensation expense	409	79	537	208
Amortization of purchased intangible assets	337	1,199	698	2,462
Integration, transaction and restructuring costs	472	92	651	551
Change in contingent consideration	11	163	43	151
Income tax expense related to goodwill	40	56	78	110
Non-GAAP adjusted net income	$1,279	$(77)	$1,945	$(930)

End-of-period shares	11,665,174	11,451,427	11,665,174	11,451,427

Non-GAAP adjusted net income per share	$0.11	$(0.01)	$0.17	$(0.08)

For purposes of determining non-GAAP adjusted net income per share, we use the number of common shares outstanding at the end of the period on June 30, 2018 and 2017. Non-GAAP adjusted net income per share does not take into account dividends paid on our preferred stock.

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	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net loss attributable to common shareholders, per share	$(0.09)	$(0.20)	$(0.15)	$(0.48)
Impact of preferred stock dividend	0.11	0.05	0.17	0.10
Net income (loss) per end-of-period share	0.02	(0.15)	0.02	(0.38)

Foreign exchange / other expense	(0.02)	0.00	(0.03)	0.00
Stock-based compensation expense	0.04	0.01	0.05	0.02
Amortization of purchased intangible assets	0.03	0.11	0.06	0.21
Integration, transaction and restructuring costs	0.04	0.01	0.06	0.05
Change in contingent consideration	0.00	0.01	0.00	0.01
Income tax expense related to goodwill	0.00	0.00	0.01	0.01
Non-GAAP adjusted net income per share	$0.11	$(0.01)	$0.17	$(0.08)

End-of-period shares	11,665,174	11,451,427	11,665,174	11,451,427

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, foreign exchange gain and loss, other expense, stock-based compensation expense, depreciation and amortization expense, integration costs, transaction costs, restructuring costs and changes in contingent consideration.

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Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, foreign exchange gain and loss, other expense, integration costs, transaction costs, restructuring costs changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring charges primarily represent employee severance costs, remaining lease and termination fees, disposal of property and equipment and professional fees associated with the closing of facilities. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock price as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

MTBC

bkorn@mtbc.com

732-873-5133

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